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                                                                   EXHIBIT 10.34

          Addendum A to Confidentiality, Non-Competition and Inventions
        Agreement dated April 16, 2001, By and Between Capella Education
              Company ("Capella") and Michael Offerman ("Employee")

     WHEREAS, Capella and Employee entered into a Confidentiality, Non-Competition and Inventions Agreement dated April 16, 2001 (the "Agreement"), and

     WHEREAS, Employee has requested that Capella amend the Agreement to provide more flexibility to Employee with respect to the covenant not to compete contained in the Agreement; and

     WHEREAS, Capella has agreed to amend the Agreement, on the terms contained below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Capella and Employee hereby agree as follows:

1) Section 1.c. of the Agreement shall be modified by adding the following as a second and third paragraphs:

     Notwithstanding anything to the contrary above, an On-Line Unit of a not-for-profit organization shall not be considered a "Competing Organization" unless that entity is defined by Capella as a "major competitor," which major competitors are listed below:

          -    Western Governors University

          -    University of Massachusetts

          -    University of Maryland University College

          -    New York University

          -    University of Indiana

     Capella may, at its discretion, amend the list of "major competitors" effective on any annual anniversary of the effective date of this Addendum A by notifying Employee in writing within thirty days of such anniversary date of additions and/or deletions to the list; provided, however, that in no event shall the total number of organizations named as "major competitors" exceed five.

2) Section 9 of the Agreement shall be modified by adding the following as a second paragraph:

     In the event that the modification to Section 1.c. of the Agreement made pursuant to Addendum A is held to be invalid or unenforceable for any reason, such modification shall be deemed null and void and Section 1.c. of the Agreement shall be enforceable in accordance with its original terms.

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There parties hereto have agreed to this Addendum A as of this 16th day of June,
2005. This Addendum A shall become effective on the 1st day of September, 2005.

EMPLOYEE                                CAPELLA EDUCATION COMPANY


/s/ Michael J. Offerman                 By /s/ Stephen Shank
-------------------------------------      -------------------------------------
Michael Offerman                        Its Chair and CEO